UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: May 27, 2011

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2011, the Compensation Committee of the Board of Directors of SciClone Pharmaceuticals, Inc. (the “Company”) approved the grant of restricted stock unit awards to certain of the Company’s officers, as set forth below. Such grants were made on May 27, 2011 (the “Grant Date”).

Officer	Title	Restricted Stock Units
Friedhelm Blobel	President and Chief Executive Officer	28,070
Gary Titus	Chief Financial Officer and Senior Vice President, Finance	37,427
Israel Rios	Chief Medical Officer and Senior Vice President, Medical Affairs	14,971

Each restricted stock unit represents the contingent right to receive one share the Company’s common stock. The restricted stock unit awards vest annually in equal installments of 25% on April 5th in each of the next four years, or if the Company’s trading window is not open on April 5th in any such year, on such later date thereafter on which the Company’s trading window is open.

The restricted stock unit awards will also become fully vested in the event the officer is terminated without Cause or is subject to a Constructive Termination (as such terms are defined in each officer’s Change in Control Agreements with the Company, as amended) within 12 months following a change in control of the Company.

The restricted stock unit awards were made under the Company’s 2005 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011	SCICLONE PHARMACEUTICALS, INC.

	By:	/S/ GARY S. TITUS
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance